                                                                     EXHIBIT 3.0


                           CERTIFICATE OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             BANCFIRST CORPORATION

TO:   THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA
      101 State Capitol Building, Oklahoma City, Oklahoma 73105


      The undersigned Oklahoma corporation, for the purpose of amending its Amended and Restated Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies;

      1.   Name.

           A.  The name of the corporation is: BancFirst Corporation.


      2.   Registered Office.

           A.  No change, as filed March 5, 1993.

      3.   Term.

           A.  No change, as filed March 5, 1993.

      4.   Purpose.

           A.  No change, as filed March 5, 1993.

      5.   Capital Stock.

           A.  No change, as filed December 30, 1993.

      6. That the Amended and Restated Certificate of Incorporation is hereby amended by:

           a.  Changing the first paragraph of ARTICLE 5 to read as follows;

                                  "ARTICLE 5

                       The aggregate number of shares of all classes which the
                Corporation shall have authority to allot is 18,400,000.  The
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                designation of each class, the number of shares of each class, the par value of each class and the total authorized capital of the Corporation are as follows:

                                                                         TOTAL PAR VALUE
          CLASS                 NUMBER OR SHARES        PAR VALUE          AUTHORIZED
          -----                 ----------------        ---------        ---------------
Senior Preferred Stock             10,000,000             $1.00            $10,000,000

10% Cumulative Preferred Stock        900,000              5.00              4,500,000

Common Stock                        7,500,000              1.00              7,500,000
                                   ----------                              -----------

     Total                         18,400,000                              $22,000,000 "

7. That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH Okla. Stat. tit. 18,
(S)1077.

    IN WITNESS WHEREOF, the Corporation has caused this Amendment to its Amended and Restated Certificate of Incorporation to be signed by the President and attested by its Secretary this 25th day of October, 1996.

                                          BANCFIRST CORPORATION



                                          By: /s/ David E. Rainbolt
                                             ----------------------------------
                                             David E. Rainbolt, President
ATTEST:


/s/ Randy P. Foraker
----------------------------------
Randy P. Foraker, Secretary